UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2013 (February 20, 2013)

Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of  Certain Officers; Compensatory Arrangements of Certain Officers

(b)  At the meeting of the Governance and Nominating Committee of Northrim Bancorp, Inc. (the “Company”) on February 20, 2013, Christopher N. Knudson, who serves on the Company’s board of directors,  gave notice that he will not stand for re-election at the Company’s 2013 Annual Shareholders’ Meeting.  The Governance and Nominating Committee honored Mr. Knudson’s request.    Mr. Knudson’s decision is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Knudson continues to serve on the Board of Directors of Northrim Bank (the “Bank”).  Mr. Knudson was first elected a director of the Company and the Bank in 1998.

Item 901.  Financial Statements and Exhibits.

(a)            Not applicable.

(b)            Not applicable.

(c)            Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHRIM BANCORP, INC.

Date:            February 22, 2013                                    By: /s/    Joseph M. Schierhorn

                                                                               Name:  Joseph M. Schierhorn

                                                                               Title: EVP, Chief Financial Officer